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            [Letterhead of Physician Support Systems appears here]


Contact:  Jan McClure (NDC)                        For Immediate Release
          (404) 728-2363                           ---------------------

          David S. Geller (PHSS)
          (717) 653-5350


                           NATIONAL DATA CORPORATION
                 AND PHYSICIAN SUPPORT SYSTEMS, INC. ANNOUNCE
              AGREEMENT ON EXCHANGE RATIO IN PENDING TRANSACTION


ATLANTA, December 10, 1997 - National Data Corporation (NYSE: NDC) and Physician Support Systems, Inc. (NASDAQ: PHSS) announced today that the two companies have reached an agreement regarding the exchange ratio in the pending merger of PHSS with NDC.

     On October 14, 1997, the companies announced a merger in which PHSS would be merged into a subsidiary of NDC in a stock-for-stock transaction, with the final exchange ratio to be determined based on the average closing price of NDC common stock beginning on and including November 13, 1997 through and including December 5, 1997 (the "Average Closing Price"). The actual Average Closing Price as calculated under the merger agreement is $35.7969.

     Since the Average Closing Price is less than $36.782, the merger agreement provides that the exchange ratio will be adjusted to equal that fraction of a share of NDC common stock obtained by dividing $16.00 by the Average Closing Price. However, the merger agreement also provides that NDC has the right to terminate the merger agreement unless PHSS agrees to maintain the exchange ratio at 0.435.

     NDC has exercised its right to terminate the merger agreement subject to PHSS' agreement to the 0.435 exchange ratio. The Board of Directors of PHSS has agreed to maintain the exchange ratio at 0.435. The merger is presently scheduled to close Friday, December 19, 1997.

     Robert A. Yellowlees, NDC's chairman and CEO, commenting on the announcement stated, "We have felt from the beginning that the excellent business that Peter Gilson and his team have built provides a very strong fit with NDC . . . and NDC
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with PHSS.  We expect that our plans to capitalize on the synergies of the two companies will be rewarding for our mutual shareholders, customers and employees."

     National Data Corporation is a leading provider of information services and systems for the health care and payment systems markets.

     PHSS is one of the leading providers of business and financial management services to physicians and hospitals in 29 states.


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     When used in this report, press releases and elsewhere by management or the
Company from time to time, the words "believes," "anticipates," "expects" and similar expressions are intended to identify forward-looking statements concerning the Company's operations, economic performance and financial condition, including in particular, the likelihood of the Company's success in developing and expanding its business. These statements are based on a number of assumptions and estimates which are inherently subject to significant uncertainties and contingencies, many of which are beyond the control of the Company, and reflect future business decisions and conditions which are subject to change. A variety of factors could cause actual results to differ materially from those anticipated in the Company's forward-looking statements, some of which include competition in the market for the Company's services, continued expansion of the Company's processing and payment systems markets, successfully completing and integrating acquisitions in existing and new markets and other risk factors that are discussed from time to time in the Company's Securities and Exchange Commission ("SEC") reports and other filings. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligations to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or thereof, as the case may be, or to reflect the occurrence of unanticipated events.